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                                                                     Exhibit 4.8

                REASSIGNMENT OF REMOVED ACCOUNTS AND RECEIVABLES
                                  BY WODFI LLC

          REASSIGNMENT NO. 2 OF REMOVED ACCOUNTS AND RECEIVABLES, dated as of March 19, 2003, by and between WODFI LLC, ("WODFI"), as buyer, and WORLD OMNI FINANCIAL CORP. ("World Omni"), as seller, pursuant to the Receivables Purchase Agreement referred to below.

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS World Omni and WODFI are parties to the Receivables Purchase Agreement dated as of November 22, 1999 and amended and restated as of April 6, 2000 (as amended or supplemented, the "Receivables Purchase Agreement");

          WHEREAS, pursuant to the Receivables Purchase Agreement, World Omni wishes to remove certain Accounts specified in Schedule 1 hereto (the "Removed Accounts"), the related Receivables and the Collateral Security thereof (collectively, the "Removed Property") and to cause WODFI to reconvey such Removed Property, whether now existing or hereafter created, and all amounts currently held by WODFI or thereafter received by the Trust in respect of such Removed Property, from WODFI to World Omni;

          WHEREAS WODFI is willing to accept such removal and to reconvey the Removed Property and any related amounts held or received by the Trust subject to the terms and conditions hereof.

          NOW, THEREFORE, World Omni and WODFI hereby agree as follows:

          1. Defined Terms. All terms defined in the Receivables Purchase Agreement and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

               "Removal Date" shall mean, with respect to the Removed Property, March 19, 2003.

          2.   Notice of Removed Accounts.

               a. Not less than five Business Days prior to the Removal Date, World Omni shall furnish to WODFI, any Agent, any Enhancement Providers and the Rating Agencies a written notice specifying the Determination Date (which may be the Determination Date on which such notice is given) on which removal of the Receivables of one or more Accounts will occur, such date being a Removal Date.

               b. On or before the fifth business day after the Removal Date, World Omni shall furnish to the Owner Trustee and the Indenture Trustee a computer file,

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     microfiche list or other list of the Removed Accounts that were removed on the Removal Date, specifying for each Removed Account as of the date of the Removal Notice its number, the aggregate amount outstanding in such Removed Accounts and the aggregate amount of Principal Receivables therein and represent that such computer file, microfiche list or other list of the Removed Accounts is true and complete in all material respects. Such file or list shall be marked as Schedule 1 to this Reassignment and shall be incorporated into and made a part of this Reassignment as of the Removal Date and shall amend Schedule 1 to the Receivables Purchase Agreement.

          3.   Conveyance of Receivables and Accounts.

               a. WODFI does hereby transfer, assign, set over and otherwise convey to World Omni, without recourse, representation or warranty on and after the Removal Date, all right, title and interest of the Trust in, to and under all Receivables related to Removed Accounts, now existing at the close of business on the Removal Date and thereafter created from time to time until the termination of the Trust in Removed Accounts designated hereby, all Collateral Security thereof, all monies due or to become due and all amounts received with respect thereto (including all Non-Principal Receivables), all proceeds (as defined in Section 9-102 of the UCC as in effect in the State of Florida and Recoveries) of such Removed Property relating thereto.

               b. If requested by World Omni, in connection with such transfer, WODFI authorizes World Omni or its agent to prepare and file on or prior to the date of this Reassignment, a termination statement or amendment with respect to the Receivables existing at the close of business on the Removal Date and thereafter created from time to time and Collateral Security thereof in the Removed Accounts reassigned hereby (which may be a single termination statement with respect to all such Receivables and Collateral Security) evidencing the release by the Trust of its lien on the Receivables in the Removed Accounts and the Collateral Security, and meeting the requirements of applicable state law, in such manner and such jurisdictions as are necessary to remove such lien.

          4. Acceptance by WODFI. WODFI hereby acknowledges that, prior to or simultaneously with the execution and delivery of this Reassignment, World Omni delivered to WODFI the computer file or such microfiche or written list described in Section 2(b) of this Reassignment.

          5. Representations and Warranties of World Omni. World Omni hereby represents and warrants to WODFI as of the date of this Reassignment and as of the Removal Date:

               a. Legal, Valid and Binding Obligation. This Reassignment constitutes a legal, valid and binding obligation of World Omni, enforceable against World Omni in accordance with its terms except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights generally and except as

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     such enforceability may be limited by general principles of equity (whether considered in a suit at law or in equity);

             b. No Early Amortization Event or Investment Event. The removal of the Removed Accounts hereby removed shall not, in the reasonable belief of World Omni, cause an Early Amortization Event or Investment Event to occur or cause the Pool Balance to be less than the Required Pool Balance;

             c. Selection Procedures. No selection procedures believed by World Omni to be adverse to the interests of the Noteholders, Certificateholders or any Enhancement Providers were utilized in selecting the Removed Accounts to be removed; and

             d. True and Complete List. The list of Removed Accounts described in Section 2(b) of this Assignment is, as of the Removal Date, true and complete in all material respects.

          Provided, however, that in the event that the removal on such Removal Date relates solely to Ineligible Accounts, World Omni shall be deemed to make only the representations and warranties contained in paragraph 5(a) above.

          6. Condition Precedent. In addition to the conditions precedent set forth in Section 2.6 of the Receivables Purchase Agreement, the obligation of WODFI to execute and deliver this Reassignment is subject to World Omni having delivered on or prior to the Removal Date to WODFI, any Agent, the Owner Trustee, the Indenture Trustee and any Enhancement Providers an Officers' Certificate certifying that (i) as of the Removal Date, all requirements set forth in Section 2.6 of the Receivables Purchase Agreement for removing such Removed Accounts and reconveying the Receivables of such Removed Accounts and the Collateral Security, whether existing at the close of business on the Removal Date or thereafter created from time to time until the termination of the Trust, have been satisfied, and (ii) each of the representations and warranties made by World Omni in Section 5 hereof is true and correct as of the date of this Reassignment and as of the Removal Date. WODFI may conclusively rely on such Officers' Certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

          7. Ratification of Agreement. As supplemented by this Reassignment, the Receivables Purchase Agreement as so supplemented by this Reassignment shall be read, taken and construed as one and the same instrument.

          8. Counterparts. This Reassignment may be executed in two or more counterparts, and by different parties on separate counterparts, each of which shall be an original, but all of which shall constitute one and the same instrument.

          9. GOVERNING LAW. THIS REASSIGNMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS OR ANY OTHER JURISDICTION'S CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                                    * * * *

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           IN WITNESS WHEREOF, the undersigned have caused this Reassignment to be duly executed and delivered by their respective duly authorized officer on the day and year first above written.

                                       WODFI LLC


                                       By: /s/ Alan Browdy
                                           ----------------------------
                                       Title: Assistant Treasurer



                                       WORLD OMNI FINANCIAL CORP.


                                       By: /s/ Allan Browdy
                                           ----------------------------
                                       Title: Assistant Treasurer

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                                   Schedule 1

   Dir. Number                    Dealer Name

      60011         NAPLES MITSUBISHI/HYUNDAI
      60012         STEVEN IMPORTS (MITS,KIA,SUZ,SUB,ISU)
      60013         STEVEN CHRYSLER PLYMOUTH
      60014         EDDY'S TOYOTA OF WICHITA
      60015         STEVEN VOLKSWAGEN
      60016         STEVEN FORD MERCURY OF AUGUSTA
      60017         STEVEN CHEV,BUICK,PONT,CADILLAC
      60027         MCGOWEN LINC MERC ISUZ INC
      60030         PARKWAY CHRYSLER PLYMOUTH SUBARU
      60031         CAPITOL DODGE
      60032         CAPITOL KIA/SUBARU
      60035         DICKSON CITY HYUNDAI, INC
      60038         PARK AUTO MALL
      60039         MIDDLETOWN PONTIAC,BUICK,GMC,LLC
      60055         PORSCHE OF HUNTINGTON
      60059         DON SCHMID DODGE
      60062         CAPITOL MITSUBISHI
      60064         HUNTINGTON HONDA
      60065         KRIEGER MOTORS (#1BUI,PON,CAD,OLDS,GMC,JEEP#2CHEV)
      60066         KRIEGER'S OF DEWITT (BUICK,PONT,GMC,TRK,CAD)
      60067         KRIEGER'S OF ORION (CHEVROLET)
      60068         KRIEGER'S OF CAMBRIDGE (CHEVROLET,BUICK)
      60075         WEST WICHITA CHRYSLER-JEEP INC.
      60082         DRIVE POINT
      61008         FRONTIER CHEVROLET CO
      61011         JOHN CHEZIK HONDA
      61012         CHEZIK/SAYERS HONDA
      61013         CHEZIK/SAYERS MITS/MERC/VOLVO
      61014         JAGUAR SOUTHAMPTON
      61016         ST CLAIR VW
      61019         KRIEGER'S OF DURANT (CHEVY)
      61021         KRIEGER CHRYSLER JEEP DODGE
      61036         2001 DIXIE HIGHWAY
      95112         HALL CHRYSLER PLYMOUTH
      95113         HALL STATELINE HONDA
      95114         HALL NISSAN
      95115         HALL AUTO MALL OF NEWPORT NEWS
      95116         HALL ACURA OF NEWORT NEWS
      95118         HALL HYUNDAI - SUZUKI - ISUZU
      95119         HALL AUTO MALL OF VIRGINIA BEACH
      95120         HALL FORD
      95121         HALL HONDA
      95127         GRAPPONE TOYOTA
      95128         GRAPPONE HONDA
      95129         GRAPPONE MAZDA
      95130         GRAPPONE VOLKSWAGEN
      95131         GRAPPONE HYUNDAI
      95132         GRAPPONE FORD
      95134         GRAPPONE AUTOSURE
      95144         HALL HONDA
      95145         MAURA MOTORS, INC
      95146         HALL ACURA - VIRGINIA BEACH